UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2022

SDCL EDGE Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40980	98-1583135
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 East 42nd Street, Suite 1100
New York, NY	10165
(Address of principal executive offices)	(Zip Code)

(212) 488-5509

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SEDA.U	New York Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	SEDA	New York Stock Exchange LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary shares at an exercise price of $11.50	SEDA.WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Appointment of Karl Olsoni as Director

On May 30, 2022, the board of directors (the “Board”) of SDCL EDGE Acquisition Corporation (the “Company”) appointed Mr. Karl Olsoni, age 64, as a member of the Board of the Company. Mr. Olsoni will serve as an independent director (as such term is defined under the applicable U.S. securities laws and the NYSE listing standards). The Board has also determined that Mr. Olsoni qualifies as an “audit committee financial expert” as defined in applicable rules of the U.S. Securities and Exchange Commission. By virtue of his replacement of Mr. Steven Gilbert as a director of the Company, the term of office of Mr. Olsoni will pertain to the second class of directors of the Company.

Mr. Olsoni has matured significant experience in private equity, raising funds and investing with a focus on clean energy infrastructure mostly in the U.S., UK and Australian markets. Mr. Olsoni was a Managing Director at Capital Dynamics, Inc. from July 2010 to December 2015. Mr. Olsoni was, and currently acts as, Partner in several K Road investment vehicles that have invested, and invest, in clean and renewable energy as well as waste transformation opportunities (K Road DG, LLC from March 2016 to May 2018; K Road Verto LLC, from April 2018 to February 2020; K Road Mobility, LLC, from April 2019 to date). Since 2018, Mr. Olsoni has also acted as Operating Partner and Senior Managing Director at Quinbrook Infrastructure Partners, focusing on investments in distributed infrastructure and technology. In addition to the above roles, Mr. Olsoni also sits on the board of Canadian Solar, Inc. (NASDAQ: CSIQ), a position he has held since January 2020. Mr. Olsoni received a B.A. in Economics from George Washington University and an MBA in Finance from the College of William and Mary.

On May 30, 2022, and in connection with the above appointment as member of the Board, the Company and Mr. Olsoni have entered into an indemnity agreement (the “Indemnity Agreement”), in the same form as the indemnity agreements entered into by the Company with each of its directors and officers in connection with the Company’s initial public offering on the NYSE (the “IPO”).

On May 30, 2022, and in connection with the above appointment as member of the Board, the Company and Mr. Olsoni have entered into a joinder to letter agreement (the “Joinder Agreement”), pursuant to which Mr. Olsoni agreed to be bound by, and be entitled to, the rights provided under, the terms and provisions contained in the form of letter agreement (as applicable) entered into by and among the Company and each of its directors, officers and insiders, in connection with the IPO.

The foregoing descriptions of the Indemnity Agreement and Joinder Agreement do not purport to be complete and are qualified in their entireties by reference, respectively, to the indemnity agreements incorporated by reference in the Annual Report on Form 10-K for the year 2021 of the Company under Exhibits 10.1 et seq., and Exhibit 10.1 hereto, incorporated herein by reference.

There is no other arrangement or understanding between Mr. Olsoni and any other persons pursuant to which he was appointed. There are no family relationships between Mr. Olsoni and any executive officers and directors of the Company. Further, Mr. Olsoni does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to item 404(a) of Regulation S-K promulgated under the U.S. Securities Exchange Act of 1934, as amended.

Appointment of Karl Olsoni as Chairman of the Audit Committee

Concurrently with the above appointment, Mr. Olsoni was also appointed by the Board as chairman of the Audit Committee of the Company, replacing Mr. Michael Naylor who has served as interim chairman of the Audit Committee of the Company since March 10, 2022. Mr. Naylor will continue to serve as a member of the Audit Committee of the Company. Mr. Olsoni’s qualifications to serve as a director and chairman of the Audit Committee of the Company include his accounting experience as well as his finance experience.

Appointment of Karl Olsoni as member of the Nominating Committee and Compensation Committee

Concurrently with the above appointments, Mr. Olsoni was also appointed by the Board as member of the Nominating Committee and as member of the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Joinder to Letter Agreement

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SDCL EDGE Acquisition Corporation

Date: May 31, 2022	By:	/s/ Jonathan Maxwell
	Name:	Jonathan Maxwell
	Title:	Co-Chief Executive Officer

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